PROMISSORY NOTE


$8,160,000.00                                       June 24, 1999

          FOR VALUE RECEIVED, the undersigned, Marsh Cove Apartments LLC, a Georgia limited liability company ("Borrower"), whose address is Dorrie E. Green, CFO, 624 Ellis Street, Second Floor, Augusta, Georgia 30901, promises to pay to the order of FIRST UNION NATIONAL BANK, a national banking association ("Lender"), at the office of Lender at One First Union Center, DC6, 301 South College Street, Charlotte, North Carolina 28288-0166, or at such other place as Lender may designate to Borrower in writing from time to time, the principal sum of Eight Million One Hundred Sixty Thousand and 00/100 DOLLARS ($8,160,000.00) together with interest on so much thereof as is from time to time outstanding and unpaid, from the date of the advance of the principal evidenced hereby, at the rate of seven and seventy-three hundredths (7.730%) percent per annum (the "Note Rate"), in lawful money of the United States of America, which shall at the time of payment be legal tender in payment of all debts and dues, public and private.


                         ARTICLE 1 TERMS AND CONDITIONS


     1.01 COMPUTATION OF INTEREST. Interest shall be computed hereunder based on a 360-day year and paid for on the actual number of days elapsed for any whole or partial month in which interest is being calculated. Interest shall accrue from the date on which funds are advanced (regardless of the time of day) through and including the day on which funds are credited pursuant to
Section 1.02 hereof.


     1.02 PAYMENT OF PRINCIPAL AND INTEREST. Payments in federal funds immediately available in the place designated for payment received by Lender prior to 2:00 p.m. local time on a day on which Lender is open for business at said place of payment shall be credited prior to close of business, while other payments may, at the option of Lender, not be credited until immediately available to Lender in federal funds at the place designated for payment prior to 2:00 p.m. local time at said place of payment on a day on which Lender is open for business. Such principal and interest shall be payable in equal consecutive monthly installments of $58,346.50 each, beginning on the first day of the second full calendar month following the date of this Note (or on the first day of the first full calendar month following the date hereof, in the event the advance of the principal amount evidenced by this Note is the first day of a calendar month)(the "First Payment Date"), and continuing on the first day of each and every month thereafter (each, a "Payment Date") through and including July 1, 2009 (the "Maturity Date"), at which time the entire outstanding principal balance hereof, together with all accrued but unpaid interest thereon, shall be due and payable in full.


     1.03 APPLICATION OF PAYMENTS. So long as no Event of Default (as hereinafter defined) exists hereunder or under any other Loan Document, each such monthly installment shall be applied first, to any amounts hereafter advanced by Lender hereunder or under any other Loan Document, second, to any late fees and other amounts payable to Lender, third, to the payment of accrued interest and last to reduction of principal.


      1.04 PAYMENT OF SHORT INTEREST. If the advance of the principal amount evidenced by this Note is made on a date other than the first day of a calendar month, then Borrower shall pay to Lender contemporaneously with the execution hereof interest at the Note Rate for a period from the date hereof through and including the last day of this calendar month.


     1.05 PREPAYMENT; DEFEASANCE


          (a) This Note may not be prepaid, in whole or in part (except as otherwise specifically provided herein), at any time. In the event that Borrower wishes to have the Security Property (as hereinafter defined) released from the lien of the Security Instrument (as hereinafter defined), Borrower's sole option shall be a Defeasance (as hereinafter defined) upon satisfaction of the terms and conditions set forth in Section 1.05(d) hereof. This Note may be prepaid in whole but not in part without premium or penalty on any Payment Date occurring within three (3) months prior to the Maturity Date provided (i) written notice of such prepayment is received by Payee not more than ninety (90) days and not less than thirty
(30) days prior to the date of such prepayment, and (ii) such prepayment is accompanied by all interest accrued hereunder through and including the date of such prepayment and all other sums due hereunder or under the other Loan Documents. If, upon any such permitted prepayment on a Payment Date occurring during the three (3) months prior to the Maturity Date, the aforesaid prior written notice has not been timely received by Lender, there shall be due a prepayment fee equal to, an amount equal to the lesser of (i) thirty (30) days' interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid and (ii) interest computed at the Note Rate on the outstanding principal balance of this Note so prepaid that would have been payable for the period from, and including, the date of prepayment through the Maturity Date of this Note as though such prepayment had not occurred. Notwithstanding the foregoing, in the event that Borrower makes a prepayment in accordance with this Section on a date other than a Payment Date such prepayment must include all interest through and including the following Payment Date.

          Prepayments of this Note shall not be permitted, except for partial or whole prepayments resulting from Lender's election to apply insurance or condemnation proceeds to reduce the outstanding principal balance of this Note as provided in the Security Instrument, in which event no prepayment fee or premium shall be due unless, at the time of either Lender's receipt of such proceeds or the application of such proceeds to the outstanding principal balance of this Note, an Event of Default, or an event which, with notice or the passage of time, or both, would constitute an Event of Default, shall have occurred, which default or Event of Default is unrelated to the applicable casualty or condemnation, in which event the applicable prepayment fee or premium shall be due and payable based upon the amount of the prepayment. No notice of prepayment shall be required under the circumstances specified in the preceding sentence. No principal amount repaid may be reborrowed. Any such partial prepayments of principal shall be applied to the unpaid principal balance evidenced hereby but such application shall not reduce the amount of the fixed monthly installments required to be paid pursuant to Section 1.02 above except as otherwise provided in the Security Instrument. Except as otherwise expressly provided in this Section 1.05(b), the prepayment fees provided in the immediate following paragraph shall be due, to the extent permitted by applicable law, under any and all circumstances where all or any portion of this Note is paid prior to the Maturity Date, whether such prepayment is voluntary or involuntary, including, without limitation, if such prepayment results from Lender's exercise of its rights upon Borrower's default and acceleration of the Maturity Date of this Note (irrespective of whether foreclosure proceedings have been commenced), and shall be in addition to any other sums due hereunder or under any of the other Loan Documents. No tender of a prepayment of this Note with respect to which a prepayment fee is ue shall be effective unless such prepayment is accompanied by the applicable prepayment fee.

          If, prior to the fourth (4th) anniversary of the First Payment Date (the "LOCKOUT EXPIRATION DATE"), the indebtedness evidenced by this Note shall have been declared due and payable by Lender pursuant to Article II hereof or the provisions of any other Loan Document due to a default by Borrower, then, in addition to the indebtedness evidenced by this Note being immediately due and payable, there shall also then be immediately due and payable a sum equal to the interest which would have accrued on the principal balance of this Note at the Note Rate from the date of such acceleration to the Lock-out Expiration Date, together with a prepayment fee in an amount equal to the Yield Maintenance Premium (as hereinafter defined) based on the entire indebtedness on the date of such acceleration. If such acceleration is on or following the Lockout Expiration Date, the Yield Maintenance Premium shall also then be immediately due and payable as though Borrower were prepaying the entire indebtedness on the date of such acceleration. In addition to the amounts described in the two preceding sentences, in the event any such acceleration or tender of payment of such indebtedness occurs or is made on or prior to the Lockout Expiration Date, there shall also then be immediately due and payable an additional prepayment fee of three percent (3%) of the principal balance of this Note. The term "YIELD MAINTENANCE PREMIUM" shall mean an amount equal to the greater of (A) two percent (2.0%) of the principal amount being prepaid, and (B) the present value of a series of payments each equal to the Payment Differential (as hereinafter defined) and payable on each Payment Date over the remaining original term of this Note and on the Maturity Date, discounted at the Reinvestment Yield (as hereinafter defined) for the number of months remaining as of the date of such prepayment to each such Payment Date and the Maturity Date. The term "PAYMENT DIFFERENTIAL" shall mean an amount equal to (i) the Note Rate less the Reinvestment Yield, divided by (ii) twelve (12) and multiplied by (iii) the principal sum outstanding under this Note after application of the constant monthly payment due under this Note on the date of such prepayment, provided that the Payment Differential shall in no event be less than zero. The term "REINVESTMENT YIELD" shall mean an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the Maturity Date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by this Note, with each such yield being based on the bid price for such issue as published in the WALL STREET JOURNAL on the date that is fourteen (14) days prior to the date of such prepayment set forth in the notice of prepayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield. In the event that any prepayment fee is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the prepayment fee, and, provided that Lender shall have in good faith applied the formula described above, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the fifteen (15) day period preceding the date of such prepayment. Lender shall not be obligated or required to have actually reinvested the prepaid principal balance at the Reinvestment Yield or otherwise as a condition to receiving the prepayment fee.

          (d) (i) At any time after the later of (x) the Lockout Expiration Date, and (y) the date which is two (2) years after the "startup day," within the meaning of Section 860G(a) (9) of the Internal Revenue Code of 1986, as amended from time to time or any successor statue (the "CODE"), of the "real estate mortgage investment conduit," within the meaning of Section 860D of the Code, that holds this Note provided no Event of Default has occurred hereunder or under any of the other Loan Documents, Lender shall cause the release of the Security Property from the lien of the Security Instrument and the other Loan Documents (a "DEFEASANCE") upon the satisfaction of the following conditions:

               (A) Borrower shall give not more than ninety (90) days or less than sixty (60) days prior written notice to Lender specifying the date Borrower intends for the Defeasance to be consummated (the "RELEASE DATE"), which date shall be a Payment Date.

               (B) All accrued and unpaid interest and all other sums due under this Note and under the other Loan Documents up to and including the Release Date shall be paid in full on or prior to the Release Date.

               (C) Borrower shall deliver to Lender on or prior to the Release Date:

                    (1) a sum of money in immediately available funds (the "DEFEASANCE DEPOSIT") equal to the outstanding principal balance of this Note plus an amount, if any, which together with the outstanding principal balance of this Note, shall be sufficient to enable Lender to purchase, through means and sources customarily employed and available to Lender, for the account of Borrower, direct, non-callable obligations of the United States of America that provide for payments prior, but as close as possible, to all successive monthly Payment Dates occurring after the Release Date and to the Maturity Date, with each such payment being equal to or greater than the amount of the corresponding installment of principal and/or interest required to be paid under this Note (including, but not limited to, all amounts due on the Maturity Date) for the balance of the term hereof ("the "DEFEASANCE COLLATERAL"), each of which shall be duly endorsed by the holder thereof as directed by Lender or accompanied by a written instrument of transfer in form and substance satisfactory to Lender in its reasonable discretion (including, without limitation, such instruments as may be required by the depository institution holding such securities or the issuer thereof, as the case may be, to effectuate book-entry transfers and pledges through the book-entry facilities of such institution) in order to perfect upon the delivery of the Defeasance Security Agreement (as hereinafter defined) the first priority security interest in the Defeasance Collateral in favor of Lender in conformity with all applicable state and federal laws governing granting of such security interests.

                    (2) A pledge and security agreement, in form and substance satisfactory to Lender in its reasonable discretion, creating a first priority security interest in favor of Lender in the Defeasance Collateral (the "DEFEASANCE SECURITY AGREEMENT"), which shall provide, among other things, that any excess received by Lender from the Defeasance Collateral over the amounts payable by Borrower hereunder shall be refunded to Borrower promptly after each monthly Payment Date.

                    (3)  A certificate of Borrower  certifying  that all of
                         the     requirements    set    forth    in    this
                         subsection 1.05(d)(i) have been satisfied.

                    (4) An opinion of counsel for Borrower in form and substance and delivered by counsel satisfactory to Lender (subject to customary assumptions and carve outs) in its sole discretion stating, among other things, that (x) Lender has a perfected first priority security interest in the Defeasance Collateral and that the Defeasance Security
                         Agreement is enforceable against Borrower in accordance with its terms, (y) that any REMIC Trust formed pursuant to a securitization will not fail to maintain its status as a "real estate mortgage investment conduit" within the meaning of
                         Section  860D  of  the  Code as a result  of  such
                         defeasance.

                    (5) Borrower shall deliver evidence in writing from the applicable rating agencies to the effect that the collateral substitution will not result in a downgrading, withdrawal or qualification of the respective ratings in effect immediately prior to such defeasance event for any securities issued in connection with the securitization which are then outstanding.

                    (6) A certificate from a firm of independent public accountants acceptable to Lender certifying that the Defeasance Collateral is sufficient to satisfy the provisions of subparagraph (1) above.

                    (7) Such other certificates, documents or instruments as Lender may reasonably require.

                    (8) Payment of all fees, costs, expenses and charges incurred by Lender in connection with the
                         Defeasance of the Security Property and the purchase of the Defeasance Collateral, including, without limitation, reasonable legal fees and all costs and expenses incurred by Lender or its agents in connection with release of the Security Property, review of the proposed Defeasance
                         Collateral and preparation of the Defeasance Security Agreement and related documentation, any revenue, documentary, stamp, intangible or other taxes, charges or fees due in connection with transfer of the Note, assumption of the Note, or substitution of collateral for the Security Property. Without limiting Borrower's obligations with respect thereto, Lender shall be entitled to deduct all such fees, costs, expenses and charges from the Defeasance Deposit to the extent of any excess of the Defeasance Deposit.

               (D) In connection with the Defeasance Deposit, Borrower hereby authorizes and directs Lender using the means and sources customarily employed and available to Lender to use the Defeasance Deposit to purchase for the account of Borrower the Defeasance Collateral. Furthermore, the Defeasance Collateral shall be arranged such that payments received from such Defeasance Collateral shall be paid directly to Lender to be applied on account of the indebtedness of this Note. Any part of the Defeasance Deposit in excess of the amount necessary to purchase the Defeasance Collateral and to pay the other and related costs Borrower is obligated to pay under this Section
          1.05 shall be refunded to Borrower.

          (ii) Upon compliance with the requirements of subsection 1.05(d)(i), the Security Property shall be released from the lien of the Security Instrument and the other Loan Documents, and the Defeasance Collateral shall constitute collateral which shall secure this Note and all other obligations under the Loan Documents. Lender will, at Borrower's expense, execute and deliver any agreements reasonably requested by Borrower to release the lien of the Security Instrument from the Security Property.

          (iii) Upon the release of the Security Property in accordance with this Section 1.05(d), Borrower shall assign all its obligations and rights under this Note, together with the pledged Defeasance Collateral, to a newly created entity which complies with the terms of Section 1.33 of the Security Instrument designated by Borrower and approved by Lender in its reasonable discretion. Such successor entity shall execute an assumption agreement in form and substance satisfactory to Lender in its reasonable discretion pursuant to which it shall assume Borrower's obligations under this Note and the Defeasance Security Agreement. As conditions to such
assignment  and  assumption,   Borrower   or  the  successor  entity  shall
(x) deliver to Lender an opinion of counsel in form and substance and delivered by counsel satisfactory to Lender in its reasonable discretion stating, among other things, that such assumption agreement is enforceable against Borrower and such successor entity in accordance with its terms and that this Note and the Defeasance Security Agreement as so assumed, are enforceable against such successor entity in accordance with their respective terms, and (y) pay all costs and expenses (including, but not limited to, legal fees) incurred by Lender or its agents in connection with such assignment and assumption (including, without limitation, the review of the proposed transferee and the preparation of the assumption agreement and related documentation). Upon such assumption, Borrower shall be relieved of its obligations hereunder, under the other Loan Documents other than the Hazardous Substances Indemnity Agreement (as hereinafter defined) and under the Defeasance Security Agreement.


     1.06 SECURITY. The indebtedness evidenced by this Note and the obligations created hereby are secured by, among other things, that certain Deed to Secure Debt and Security Agreement (the "Security Instrument") from Borrower to Lender, dated as of the date hereof, concerning property located in Chatham County, Georgia. The Security Instrument together with this Note and all other documents to or of which Lender is a party or beneficiary now or hereafter evidencing, securing, guarantying, modifying or otherwise relating to the indebtedness evidenced hereby, are herein referred to collectively as the "Loan Documents". All of the terms and provisions of the Loan Documents are incorporated herein by reference.


                            ARTICLE 2       DEFAULT


      2.01 EVENT OF DEFAULT. It is hereby expressly agreed that should any default occur in the payment of principal or interest as stipulated above and such payment is not made within seven (7) days of the date such payment is due (except that no grace or notice period is provided for the payment of principal and interest due on the Maturity Date), or should any other "Event of Default" or any default not cured within any applicable grace or notice period occur under any other Loan Document, then an event of default (an "Event of Default") shall exist hereunder, and in such event the indebtedness evidenced hereby, including all sums advanced or accrued hereunder or under any other Loan Document, and all unpaid interest accrued thereon, shall, at the option of Lender and without notice to Borrower, at once become due and payable and may be collected forthwith, whether or not there has been a prior demand for payment and regardless of the stipulated date of maturity.


      2.02 LATE CHARGES AND DEFAULT INTEREST RATE. In the event that any payment is not received by Lender on the date when due (subject to the applicable grace period), then in addition to any default interest payments due hereunder, Borrower shall also pay to Lender a late charge in an amount equal to five percent (5.0%) of the amount of such overdue payment. So long as any Event of Default exists, regardless of whether or not there has been an acceleration of the indebtedness evidenced hereby, and at all times after maturity of the indebtedness evidenced hereby (whether by acceleration or otherwise), interest shall accrue on the outstanding principal balance of this Note from the date of default at a rate per annum equal to the lesser of (a) four percent (4.0%) in excess of the Note Rate, or (b) the maximum rate of interest, if any, which may be charged or collected from Borrower under applicable law (the "Default Interest Rate"), and such default interest shall be immediately due and payable. Borrower acknowledges that it would be extremely difficult or impracticable to determine Lender's actual damages resulting from any late payment or default, and such late charges and default interest are reasonable estimates of those damages and do not constitute a penalty.


     2.03 CUMULATIVE REMEDIES. The remedies of Lender in this Note or in the Loan Documents, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successively or together in Lender's discretion. In the event this Note, or any part hereof, is collected by or through an attorney-at-law, Borrower agrees to pay all costs of collection including, but not limited to, reasonable attorneys' fees.


     2.04 EXCULPATION. Notwithstanding anything in the Loan Documents to the contrary, but subject to the qualifications hereinbelow set forth, Lender agrees that:


                                 a.  Borrower  shall  be liable upon the indebtedness evidenced hereby and for the other obligations arising under the Loan Documents  to  the  full  extent (but only to the extent) of the security therefor, the same being all properties (whether real or personal),  rights,  estates  and  interests  now  or  at  any time hereafter  securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents
                      (collectively, the "Security Property");


                              b. if an Event of Default occurs, any judicial or other proceedings brought by Lender against Borrower shall be limited  to  the  preservation,  enforcement  and  foreclosure,  or any thereof, of the liens, security titles, estates, assignments, rights and security interests now or at any time hereafter securing the payment of this Note and/or the other obligations of Borrower under the Loan Documents,  and  no  attachment,  execution or other  writ of process shall be sought, issued or levied upon any assets, properties or funds of Borrower  other than the Security Property, except with respect to the liability described below in this section; and


                              c.  in  the  event  of  a  foreclosure of such liens, security titles, estates, assignments, rights or security interests securing the payment  of  this  Note  and/or the other obligations of Borrower under the Loan
                    Documents, no judgment for any deficiency upon the indebtedness  evidenced hereby shall be sought or obtained by
                    Lender  against  Borrower,  except with respect to the liability described  below  in  this  section;  provided, however, that, notwithstanding  the foregoing provisions of this section, Borrower shall be fully and personally liable and subject to legal action  (i)  for  proceeds paid to Borrower under any insurance policies (or paid to
                    Borrower as a result of any other claim or cause  of  action  against any person or entity) by reason of damage, loss or destruction to all or any portion of the Security Property,  to  the  full  extent  of such proceeds not previously delivered by Borrower to Lender, but which, under the terms of the Loan Documents,  should  have been delivered  by  Borrower  to  Lender,  (ii)  for  proceeds  or  awards  received  by  Borrower resulting from the condemnation or other taking in lieu of condemnation of all or any portion of the Security  Property,  or any of them,  to the full extent of such proceeds or awards not previously delivered by Borrower to Lender, but  which, under the  terms  of  the Loan Documents, should have been delivered to Lender by Borrower, (iii) for all tenant security deposits or other refundable deposits paid to or held by Borrower or on Borrower's behalf in connection with leases of all or any  portion of the Security Property which are not applied by Borrower in accordance with the terms of the applicable lease or other agreement, (iv) for rent and other payments received by Borrower from tenants under leases of all or any portion of the Security Property paid more than one month in advance, (v) for rents, issues, profits and revenues  of  all or any portion of the Security Property received or applicable to a period after the occurrence of any Event of  Default  or any event which, with notice or the passage of time, or both, would constitute an Event of Default hereunder or under the Loan Documents which are not either applied by
                    Borrower or its managing agent to the ordinary and necessary  expenses  of  owning  and  operating  the Security
                    Property  or  paid  to  Lender,  (vi) for waste committed on the Security Property by, or damage to the Security
                    Property as a result of the intentional  misconduct  or  gross negligence of, Borrower or any of its principals, officers, general partners or members, any guarantor, any  indemnitor,  or  any managing agent or any removal of the Security Property in violation of the terms of the Loan Documents, to the  full  extent  of  the  losses  or damages  incurred by Lender on account of such occurrence, (vii) for failure of Borrower to pay any valid taxes, assessments, mechanic's liens, materialmen's liens or other liens which could create liens on any portion of the
                    Security Property  which would be superior to the lien or security title of the Security Instrument or the other
                    Loan Documents, to the  full  extent of the amount claimed by any such lien claimant except, with respect to any such taxes or assessments, to the extent that funds have been deposited with Lender pursuant to the terms of the
                    Security Instrument specifically  for  the applicable taxes or assessments and not applied by Lender to pay such taxes and assessments, (viii) for all obligations  and indemnities of Borrower under the Loan Documents relating to hazardous or toxic subsances or radon or radon or  compliance  with environmental laws and regulations to the full extent of any losses or damages (including, but not limited to, those resulting from diminution in value of any Security Property) incurred by Lender as a result of the existence  of such hazardous or toxic substances or failure to comply with environmental laws or regulations, and (ix) for fraud  or  material  misrepresentation or failure of Borrower to disclose a material fact by Borrower or any of its principals, officers, general partners or members, any guarantor, any indemnitor or any managing agent or other person authorized to  make  statements, representations  or  disclosures  on  behalf  of Borrower, any principal, officer, general partner or member  of
                    Borrower, any guarantor or any indemnitor, to the  full  extent of any losses, damages and expenses of Lender on account thereof.  Nothing contained in this section shall  (A)  be  deemed  to be a release or impairment of the indebtedness evidenced by this Note or the other obligations of Borrower under the Loan Documents or the lien of the Loan Documents upon the Security Property, or (B) preclude Lender from foreclosing  the  Loan  Documents  in case of any default or from enforcing any of the other rights of Lender except as stated in this section, or (C)
                    release,  relieve,  reduce,  waive,  limit  or  impair in any way whatsoever, any obligation of any party to the
                    Indemnity and Guaranty Agreement and Hazardous Substances  Indemnity  Agreement  each  of even date executed and delivered in connection with the indebtedness evidenced by this Note.

          Notwithstanding anything to the contrary in this Note, the Security Instrument or any of the other Loan Documents, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced hereby or secured by the Security Instrument or any of the other Loan Documents or to require that all collateral shall continue to secure all of the indebtedness owing to Lender in accordance with this Note, the Security Instrument and the other Loan Documents.


                      ARTICLE 3       GENERAL CONDITIONS


      3.01 No Waiver: Amendment. No failure to accelerate the debt evidenced hereby by reason of default hereunder, acceptance of a partial or past due payment, or indulgences granted from time to time shall be construed (a) as a novation of this Note or as a reinstatement of the indebtedness evidenced hereby or as a waiver of such right of acceleration or of the right of Lender thereafter to insist upon strict compliance with the terms of this Note, or (b) to prevent the exercise of such right of acceleration or any other right granted hereunder or by any applicable laws; and Borrower hereby expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing. No extension of the time for the payment of this Note or any installment due hereunder, made by agreement with any person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability of Borrower under this Note, either in whole or in part unless Lender agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.


     3.02 WAIVERS. Presentment for payment, demand, protest and notice of demand, intent to accelerate, acceleration, protest and nonpayment and all other notices are hereby waived by Borrower. Borrower hereby further waives and renounces, to the fullest extent permitted by law, all rights to the benefits of any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead now or hereafter provided by the Constitution and laws of the United States of America and of each state thereof, both as to itself and in and to all of its property, real and personal, against the enforcement and collection of the obligations evidenced by this Note or the other Loan Documents.


     3.03 LIMIT OF VALIDITY. The provisions of this Note and of all agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of demand or acceleration of the maturity of this Note or otherwise, shall the amount paid, or agreed to be paid ("Interest"), to Lender for the use, forbearance or detention of the money loaned under this Note exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, performance or fulfillment of any provision hereof or of any agreement between Borrower and Lender shall, at the time performance or fulfillment of such provision shall be due, exceed the limit for Interest prescribed by law or otherwise transcend the limit of validity prescribed by applicable law, then ipso facto the obligation to be performed or fulfilled shall be reduced to such limit and if, from any circumstance whatsoever, Lender shall ever receive anything of value deemed Interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive Interest shall be applied to the reduction of the principal balance owing under this Note in the inverse order of its maturity (whether or not then due) or at the option of Lender be paid over to Borrower, and not to the payment of Interest. All Interest (including, but not limited to, any amounts or payments deemed to be Interest) paid or agreed to be paid to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal balance of this Note so that the Interest thereof for such full period will not exceed the maximum amount permitted by applicable law. This Section 3.03 will control all agreements between Borrower and Lender.


     3.04 USE OF FUNDS. Borrower hereby warrants, represents and covenants that no funds disbursed hereunder shall be used for personal, family or household purposes.


     3.05 UNCONDITIONAL PAYMENT. Borrower is and shall be obligated to pay principal, interest and any and all other amounts which become payable hereunder or under the other Loan Documents absolutely and unconditionally and without any abatement, postponement, diminution or deduction and without any reduction for counterclaim or setoff. In the event that at any time any payment received by Lender hereunder shall be deemed by a court of competent jurisdiction to have been a voidable preference or fraudulent conveyance under any bankruptcy, insolvency or other debtor relief law, then the obligation to make such payment shall survive any cancellation or satisfaction of this Note or return thereof to Borrower and shall not be discharged or satisfied with any prior payment thereof or cancellation of this Note, but shall remain a valid and binding obligation enforceable in accordance with the terms and provisions hereof, and such payment shall be immediately due and payable upon demand.


     3.06 SECONDARY MARKET. Lender may sell, transfer and deliver the Loan Documents to one or more investors in the secondary mortgage market. In connection with such sale, Lender may retain or assign responsibility for servicing the loan evidenced by this Note or may delegate some or all of such responsibility and/or obligations to a servicer, including, but not limited to, any subservicer or master servicer, on behalf of the investors. All references to Lender herein shall refer to and include, without limitation, any such servicer, to the extent applicable.


     3.07 MISCELLANEOUS. (a) This Note shall be interpreted, construed and enforced according to the laws of the State of Georgia. The terms and provisions hereof shall be binding upon and inure to the benefit of Borrower and Lender and their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. As used herein, the terms "Borrower" and "Lender" shall be deemed to include their respective heirs, executors, legal representatives, successors, successors-in-title and assigns, whether by voluntary action of the parties or by operation of law. If Borrower consists of more than one person or entity, each shall be jointly and severally liable to perform the obligations of Borrower under this Note. All personal pronouns used herein, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural and vice versa. Titles of articles and sections are for convenience only and in no way define, limit, amplify or describe the scope or intent of any provisions hereof. Time is of the essence with respect to all provisions of this Note. This Note and the other Loan Documents contain the entire agreements between the parties hereto relating to the subject matter hereof and thereof and all prior agreements relative hereto and thereto which are not contained herein or therein are terminated.

               (b) Notwithstanding anything to the contrary contained in this Note, in the event Borrower has an obligation to pay attorneys' fees or legal fees under this Note or any of the other Loan Documents, such obligation shall be in an amount equal to reasonable attorneys' fees and expenses actually incurred.

Borrower's Tax Identification No.:

58-247-3380

FUNB Loan No.:  ________________

          IN WITNESS WHEREOF, Borrower has executed this Note under seal as of the date first above written.


Signed, sealed and delivered                   MARSH COVE APARTMENTS LLC
in the presence of
                                               By:  ML Apartments I, Inc.,
                                                    its managing member
_______________________________                          /s/
UNOFFICIAL WITNESS                                  By:  _____________________
                                                         Name:
                                                         Title:

_______________________________
NOTARY PUBLIC

My Commission Expires:



_______________________________

[SEAL]